SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) December 9, 1997

             (Exact name of registrant as specified in its charter)

                           Flexsteel Industries, Inc.

(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)

         Minnesota                      0-5151               42-0442319


Registrant's telephone number, including area code  319-556-7730

Item 5.  Other Events

         The registrant appointed two persons as new members of its Board of Directors on December 9, 1997. See Exhibit A attached hereto and incorporated herein for further information.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    Flexsteel Industries, Inc.
                                                            (Registrant)

Date December 19, 1997                           By: /s/ R.J. Klosterman
                                                           R.J. Klosterman
                                                     Financial Vice President &
                                                     Principal Financial Officer

                                   EXHIBIT A

                       To Form 8-K dated December 19, 1997

         Two new directors have been appointed to the Board of Directors, effective immediately. They are Pat Crahan, Vice President and General Manager of Flexsteel's Dubuque upholstery plant; and Jeff Bertsh, Vice President, Support Services, also located in the Dubuque home office.

         Since 1989, Jeff Bertsh has served as vice president of support services, concentrating on the technological aspects of Flexsteel's sales, order-taking, communications, and, most recently video cataloging, while Pat Crahan has been Dubuque's general manager of upholstery since 1985, and involved in the company's nation-wide quality control program known as Quality Counts.

         Bertsch joined Flexsteel in 1980 as production manager for the home office in Dubuque, and subsequently served as plant manager for an upholstering plant in Waxahachie, Texas; before returning to Dubuque to direct support services. He has a B.S. in Accounting from Marquette University, and is a member of both the American Institute of Industrial Engineers and Beta Alpha Psi, a national accounting fraternity.

         Crahan joined Flexsteel in 1983 after ten years' experience in financial positions. He was named General Manager of the Dubuque Upholstery Division in 1985, and a Vice President in 1989. He received a B.S. in Accounting and an M.B.A. from Golden Gate University, and is also a Certified Public Accountant.